Exhibit 99.5

Customer FAQ: JDA Software & RedPrairie Merger

November 1, 2012

Background

On November 1, 2012, JDA Software and RedPrairie, recognized leaders in enterprise software and services for the extended supply chain, announced that they have entered into a definitive merger agreement. The combined company will deliver significant value and return on investment through an integrated, comprehensive solutions offering.

FAQs

1.	Who is JDA?

JDA is a leading provider of supply chain management, merchandising and pricing solutions worldwide. The company has a customer base of more than 2,700 companies of all sizes, across manufacturing, wholesale distribution, transportation, retail and services industries. JDA’s robust services offering, including complete solution lifecycle management via JDA Cloud Services, provides customers with leading-edge industry practices and supply chain expertise, lower total cost of ownership, long-term business value, and 24/7 functional and technical support.

2.	Who is RedPrairie?

For 37 years, RedPrairie’s best-of-breed supply chain, workforce, and all-channel retail solutions have put commerce in motion for the world’s leading companies. RedPrairie has installations in more than 60,000 customer sites across more than 50 countries, and RedPrairie solutions adapt to help ensure visibility and collaboration between manufacturers, distributors, retailers and consumers. RedPrairie is prepared to meet its customers’ current and future demands with multiple delivery options, flexible architecture, and 24/7 technical and customer support.

3.	What is the strategy behind the acquisition and how will customers benefit?

We believe the combination of these two companies will create significant differentiation with the ability to address customer demands with an unprecedented solution breadth.

We are well aware that our customers and prospects are seeking advanced solutions and specialized domain expertise to enable integrated planning and execution. JDA’s supply chain planning, merchandising and pricing solutions are a perfect strategic fit with RedPrairie’s rich heritage in warehousing, transportation, workforce management, store operations and e-commerce. This unique combination supports the all-channel capabilities that retailers and manufacturers must have to meet the needs of today’s hyper-connected consumers.

Consider the compelling value it brings to customers:

•	More than 2,700 JDA customers and 1,400 RedPrairie customers worldwide can now integrate their operations in ways that were previously difficult to achieve.

•	The combination of these companies will offer customers a technology provider that has:

•	A heritage of innovation and global thought leadership with more than 300 patents granted and pending

•	A dedicated workforce focused on delivering value to customers around the world with innovative solutions and services

•	More than 4,900 associates globally

•	A sales and marketing field force exceeding 500 professionals

•	A global R&D organization consisting of more than 1,200 people

•	A global solutions delivery capability enabled by a world-class consulting organization featuring more than 2,100 professionals around the world

4.	Who will be the CEO of the combined companies?

JDA CEO Hamish Brewer is expected to lead the combined company. RedPrairie CEO Michael Mayoras will remain as a key contributor via his Board role. We are pleased that both Hamish Brewer and Michael Mayoras will continue to offer their leadership through these respective roles.

5.	Who will be on the management team?

Leaders from both JDA and RedPrairie will build an integration plan over the coming months with the intention of rapidly and successfully implementing that plan in the first part of 2013. As both companies have done in the past, they will employ a balanced ‘best of both’ concept to fill each role in the new integrated organization.

6.	Who will be on the Board of Directors?

The Board of Directors of the combined company will be composed of the current members of the RedPrairie Board, including: Alok Singh, Michael Mayoras, Nanci Caldwell, Martin Hiscox, Lawrence Jackson, Thomas Manley, Peter Masucci, Tim Pawlenty and Janet Perna. Upon closing of the transaction, RedPrairie expects that Hamish Brewer will join the RedPrairie Board of Directors.

7.	What are the corporate cultures of JDA and RedPrairie?

There are many similarities between the JDA and RedPrairie corporate cultures including a rich heritage in the industry. And, both have long been committed to providing their customers with innovative, best-in-class products, support and service. This dedication drives both companies’ culture.

8.	What would a combined product portfolio look like and how much solution overlap is there? How will product strategy be determined under the combined company?

The combined company’s complementary product suites will create a best-of-breed industry leader that is positioned for growth through an unprecedented, broad solution offering. JDA’s solutions, which include supply chain, pricing and merchandising, are a perfect fit with RedPrairie’s rich heritage in warehouse, transportation, workforce management, store operations and all-channel commerce.

9.	How will the merger impact product support?

Customers will not experience any impact to their product support at this time. Once the transaction is finalized, senior management and the support teams from both companies will begin a comprehensive process regarding future customer support plans.

Forward Looking Statements

This Q&A document may contain forward-looking statements. These forward-looking statements involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding information regarding the intent, belief or current expectation of JDA Software Group, Inc. (the “Company”) and members of its senior management team. Forward-looking statements include, without limitation, statements regarding prospective performance and opportunities and the outlook for the Company’s businesses, performance and opportunities and regulatory approvals, the anticipated timing of filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Company stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on August 6, 2012, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K, the Tender Offer Statement on Schedule TO and other tender offer documents to be filed by an affiliate (the “Merger Sub”) of RP Crown Parent, LLC (the “Parent”), the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company and the Proxy Statement on Schedule 14A to be filed by the Company. All of the materials related to the transaction (and all other transaction documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by contacting Company Investor Relations at 14400 N. 87th Street, Scottsdale, Arizona 85260, telephone number (480-308-3392) or mike.burnett@jda.com. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Notice to Investors

Pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 1, 2012, by and among the Company, Parent and Merger Sub, Merger Sub will commence a tender offer within the time period specified in the Merger Agreement to acquire all of the outstanding shares of common stock, $0.01 par value per share, of the Company. The tender offer has not yet commenced. This Q&A document is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Company common stock will be made pursuant to an offer to purchase and related materials that Merger Sub intends to file with the SEC. At the time the offer is commenced, Merger Sub will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION, AND INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND CONSIDER THESE MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER. All of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and stockholders may also obtain free copies of the documents filed by the Company with the SEC by contacting Company Investor Relations at 14400 N. 87th Street, Scottsdale, Arizona 85260, telephone number (480-308-3392) or mike.burnett@jda.com.

Additional Information about the Merger and Where to Find It

This communication may be deemed to be proxy solicitation material in respect of the proposed acquisition of the Company by an affiliate of Parent. In connection with the potential one-step merger, the Company will file a Proxy Statement on Schedule 14A with the SEC. Additionally, the Company will file other relevant materials with the SEC in connection with the proposed acquisition of the Company pursuant to the terms of the Merger Agreement. THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WILL CONTAIN IMPORTANT INFORMATION, AND INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND CONSIDER THESE MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. After the Company’s filing thereof, investors and stockholders will also be able to obtain free copies of the Proxy Statement from the Company by contacting Company Investor Relations at 14400 N. 87th Street, Scottsdale, Arizona 85260, telephone number (480-308-3392) or mike.burnett@jda.com.

The Company and its directors, executive officers and other members of their management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on October 4, 2012, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on August, 6, 2012, and the proxy statement and other relevant materials which may be filed with the SEC in connection with the transaction when and if they become available. Information concerning the interests of the Company’s potential participants, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available.